Exhibit 10.1

2004 Omnibus Incentive Plan

Darling International Inc.

Effective May 11, 2005

                                                 TABLE OF CONTENTS
                                                                                  Page

  Article 1     Establishment, Purpose,  Eligibility                                3
  Article 2     Definitions                                                         3
  Article 3     Administration                                                      6
  Article 4     Shares Subject to the Plan and Maximum Awards                       7
  Article 5     Stock Options                                                       9
  Article 6     Stock Appreciation Rights                                           9
  Article 7     Restricted Stock and Restricted Stock Units                         10
  Article 8     Other Stock-Based Awards                                            10
  Article 9     Dividend Equivalents                                                10
  Article 10    Non-Employee Director Awards                                        11
  Article 11    Cash-Based Awards                                                   11
  Article 12    Performance-Based Compensation                                      11
  Article 13    Change of Control                                                   12
  Article 14    Duration, Amendment, Modification, Suspension, and Termination      13
  Article 15    General Provisions                                                  13

DARLING INTERNATIONAL INC.
2004 OMNIBUS INCENTIVE PLAN

Article 1.    Establishment, Purpose, Eligibility

1.1     Establishment.     Darling International Inc., a Delaware corporation (hereinafter referred to as the “Company”), establishes the 2004 Omnibus Incentive Plan (hereinafter referred to as the “Plan”) as set forth in this document. The Plan shall become effective upon shareholder approval (the “Effective Date”).

1.2     Purpose of the Plan.     The purpose of the Plan is to attract, retain and motivate Employees, Directors, and Third Party Service Providers of the Company and its Subsidiaries and to encourage them to have a financial interest in the Company.

1.3    Awards.    The Plan permits the grant of Stock Options, Stock Appreciation Rights, Restricted Stock (including Performance Stock), Restricted Stock Units (including Performance Units), Other-Stock Based Awards, Non-Employee Director Awards, Dividend Equivalents, and Cash-Based Awards. The Plan sets forth the performance goals and procedural requirements to permit the Company to design Awards that qualify as Performance-Based Compensation.

1.4     Eligibility and Participation.     Any Employee, Non-employee Director, or Third Party Service Provider is eligible to be designated a Participant. An individual shall become a “Participant” upon the grant of an Award. Each Award shall be evidenced by an Award Agreement. No individual shall have the right to be selected to receive an Award under the Plan, or, having been so selected, to be selected to receive a future Award.

Article 2.    Definitions

        Whenever capitalized in the Plan, the following terms shall have the meanings set forth below.

2.1      "Annual Award Limit" shall have the meaning set forth in Section 4.3.

2.2     “Award” means, individually or collectively, any Stock Option, Stock Appreciation Right, Restricted Stock (including any Performance Stock), Restricted Stock Unit (including any Performance Unit), Dividend Equivalent, Cash-Based Award, Other Stock-Based Award or Non-employee Director Award that is granted under the Plan.

2.3     “Award Agreement” means either (a) a written agreement entered into by the Company and a Participant setting forth the terms and provisions applicable to an Award granted under this Plan, or (b) a written statement issued by the Company to a Participant describing the terms and provisions of such Award.

2.4     “Beneficial Owner” or “Beneficial Ownership” shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

2.5      "Board of Directors" means the Board of Directors of the Company.

2.6      "Cash-Based Award" means any right granted under Article 11.

2.7      "Change of Control" means the occurrence of any of the following events:

  Any Person becomes the Beneficial Owner of twenty percent (20%) or more of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of its Directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this Section 2.7, the following acquisitions shall not constitute a Change of Control: (i) any acquisition directly from the Company, including without limitation, a public offering of securities; (ii) any acquisition by the Company or any of its Subsidiaries; (iii) any acquisition by any employee benefit plan or related trust sponsored or maintained by the Company or any of its Subsidiaries; or (iv) any acquisition by any Person pursuant to a transaction which complies with clauses (i), (ii), and (iii) of Section 2.7(c).

  Individuals who constitute the Board of Directors as of the Effective Date (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board of Directors; provided, however, that any individual becoming a Director subsequent to the Effective Date whose election to the Board of Directors, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the Directors then comprising the Incumbent Board, shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election or removal of the Directors of the Company or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors;

  Consummation of a reorganization, merger, or consolidation to which the Company is a party or a sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), unless, following such Business Combination: (i) all or substantially all of the individuals and entities who were the Beneficial Owners of Outstanding Company Voting Securities immediately prior to such Business Combination are the Beneficial Owners, directly or indirectly, of more than fifty percent (50%) of the combined voting power of the outstanding voting securities entitled to vote generally in the election of directors (or election of members of a comparable governing body) of the entity resulting from the Business Combination (including, without limitation, an entity which as a result of such transaction owns all or substantially all of the Company or all or substantially all of the Company’s assets either directly or through one or more Subsidiaries) (the “Successor Entity”) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Voting Securities; (ii) no Person (excluding any Successor Entity or any employee benefit plan or related trust of the Company, such Successor Entity, or any of their Subsidiaries) is the Beneficial Owner, directly or indirectly, of twenty percent (20%) or more of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors (or comparable governing body) of the Successor Entity, except to the extent that such ownership existed prior to the Business Combination; and (iii) at least a majority of the members of the board of directors (or comparable governing body) of the Successor Entity were members of the Incumbent Board (including persons deemed to be members of the Incumbent Board by reason of the proviso of Section 2.7(b)) at the time of the execution of the initial agreement or of the action of the Board of Directors providing for such Business Combination; or

  Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

2.8      "Code" means the U.S. Internal Revenue Code of 1986, as amended from time to time.

2.9     “Committee” means the compensation committee of the Board of Directors, or any other committee designated by the Board of Directors to administer this Plan.

2.10      "Company" means Darling International Inc., a Delaware corporation, and any successor thereto.

2.11     “Covered Employee” means for any Plan Year, a Participant designated by the Company as a potential “covered employee,” as such term is defined in Section 162(m) of the Code and the regulations promulgated thereunder, or any successor statute.

2.12      "Director" means any individual who is a member of the Board of Directors of the Company.

2.13     "Dividend Equivalent" means any right granted under Article 9.

2.14      "Effective Date" has the meaning set forth in Section 1.1.

2.15      "Employee" means any employee of the Company or its Subsidiaries.

2.16      "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

2.17     “Extraordinary Items” means (a) extraordinary, unusual, and/or nonrecurring items of gain or loss; (b) gains or losses on the disposition of a business; (c) changes in tax or accounting regulations or laws; (d) the effect of a merger or acquisition; (e) the effects of FAS 87; or (f) the effects of FAS 133: all of which must be identified in the audited financial statements, including footnotes, or Management’s Discussion and Analysis section of the Company’s annual report on Form 10-K, as promulgated under the regulations of the Securities and Exchange Commission.

2.18     “Fair Market Value” means the (i) closing price of a Share on the American Stock Exchange (or if the Shares are listed on another national securities exchange or quoted on the National Association of Securities Dealers Automated Quotation System (“NASDAQ”), on such exchange or system), or if there was no trading of Shares on such date, on the next preceding date on which there was trading in the Shares, (ii) if the Shares are not then listed on a national stock exchange but are then traded on an over-the-counter market, the average of the bid and asked prices for the Shares in such over-the-counter market on such date or if there was no trading of Shares on such date, on the next preceding date on which there was trading in the Shares, or (iii) if Shares are not then listed on a national exchange or NASDAQ or traded on an over-the-counter market, such value as the Committee in its sole discretion establishes for purposes of granting Awards under the Plan.

2.19     “Incentive Stock Option” means a Stock Option to purchase Shares granted under Article 5 to an Employee and that is designated as an “incentive stock option” and that is intended to meet the requirements of Code Section 422, as it may be amended or modified.

2.20     "Non-Employee Director" means a Director who is not an Employee.

2.21      "Non-Employee Director Award" means any Award granted to a Non-Employee Director under Article 10.

2.22     “Nonqualified Stock Option” means a Stock Option that is not intended to meet the requirements of Code Section 422, or that otherwise does not meet such requirements.

2.23      "Other Stock-Based Award" means any right granted under Article 8.

2.24      "Participant" means any eligible person as set forth in Section 1.4 to whom an Award is granted.

2.25     “Performance-Based Compensation” means compensation under an Award that is intended to constitute “qualified performance based compensation” within the meaning of the regulations promulgated under Section 162(m) of the Code or any successor provision.

2.26     “Performance Measures” means measures as described in Section 12.1 on which the performance goals are based and which are approved by the Company’s shareholders pursuant to this Plan in order to qualify Awards as Performance-Based Compensation.

2.27     “Performance Period” means the period of time during which the performance goals must be met in order to determine the degree of payout and/or vesting with respect to an Award.

2.28      "Performance Stock" means a Share of Restricted Stock as described in Section 7.3.

2.29     "Performance Unit" means a Restricted Stock Unit as described in Section 7.3.

2.30     “Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof.

2.31    "Plan" means the Darling International Inc. 2004 Omnibus Incentive Plan.

2.32     “Plan Year” means the Company’s fiscal year, which is the 52/53 week fiscal year ending on the Saturday nearest to December 31.

2.33      "Prior Plans" means the Company's 1994 Employee Flexible Stock Option Plan and Non-Employee Directors Stock Option Plan.

2.34      Restricted Stock" means any Share granted under Article 7.

2.35     "Restricted Stock Unit" means any right granted under Article 7.

2.36    "Share" means a share of common stock of the Company, $0.01 par value per share.

2.37    "Stock Appreciation Right"means any right granted under Article 6.

2.38    "Stock Option" means any right granted under Article 5.

2.39     “Subsidiary” means any corporation or other entity, whether domestic or foreign, in which a Person has or obtains directly or indirectly, the ability to vote to seat a majority of the board of directors or comparable governing body.

2.40      “Ten Percent Shareholder” means an individual who owns (after the application of the attribution rules of Section 424(d) of the Code) more than ten percent (10%) of the total combined voting power of all classes of outstanding stock of the Company, its “parent corporation” or any “subsidiary corporation” (as such terms are defined in Section 424 of the Code).

2.41     “Third Party Service Provider” means any consultant, agent, advisor, or independent contractor who renders services to the Company or a Subsidiary that (a) are not in connection with the offer and sale of the Company’s securities in a capital raising transaction, and (b) do not directly or indirectly promote or maintain a market for the Company’s securities.

Article 3.     Administration

3.1      General.    The Committee shall be responsible for administering the Plan, subject to this Article 3 and the other provisions of the Plan.

3.2     Authority of the Committee.      The Committee shall have full and exclusive discretionary power to (a) interpret the terms and the intent of the Plan and any Award Agreement or other agreement or document ancillary to or in connection with the Plan; (b) determine eligibility for Awards; and (c) adopt such rules, forms, instruments, and guidelines for administering the Plan as the Committee deems necessary or proper. The Committee’s authority shall include, but not be limited to, selecting Award recipients, establishing all Award terms and conditions, including the terms and conditions set forth in Award Agreements, and, subject to Section 14.3, adopting modifications and amendments to any Award Agreement. Notwithstanding anything in this Section to the contrary, the Board of Directors is hereby authorized (in addition to any necessary action by the Committee) to grant or approve Awards as necessary to satisfy the requirements of Section 16 of the Exchange Act and the rules and regulations thereunder and to act in lieu of the Committee with respect to Awards made to Non-Employee Directors under the Plan. All actions taken and all interpretations and determinations made by the Committee or by the Board of Directors, as applicable, shall be final and binding upon the Participants, the Company, and all other interested individuals.

3.3     Advisors.     The Committee may employ attorneys, consultants, accountants, agents, and other individuals, any of whom may be an Employee, and the Committee, the Company, and its officers and Directors shall be entitled to rely upon the advice, opinions, or valuations of any such individuals.

3.4     Delegation.     The Committee may delegate to one or more of its members, one or more officers of the Company or any of its Subsidiaries, and one or more agents or advisors such administrative duties or powers as it may deem advisable.

Article 4.     Shares Subject to the Plan and Maximum Awards

4.1     Number of Shares Available for Awards.

  General. Subject to adjustment as provided in Section 4.4, the maximum number of Shares available for issuance to Participants pursuant to Awards under the Plan shall be 4,800,000 Shares plus up to 1,274,969 Shares subject to outstanding awards as of the Effective Date under the Prior Plans that on or after the Effective Date cease for any reason to be subject to such awards (other than by reason of exercise or settlement of the awards to the extent they are exercised for or settled in vested and nonforfeitable Shares), up to an aggregate maximum of 6,074,969 Shares. The Shares available for issuance under the Plan may be authorized and unissued Shares or treasury Shares.

  Incentive Stock Options. Subject to the limit set forth in Section 4.1(a), the maximum number of Shares that may be issued pursuant to the exercise of an Incentive Stock Option shall be 4,800,000.

  Non-Employee Director Awards. Subject to the limit set forth in Section 4.1(a), the maximum number of Shares that may be issued to Non-Employee Directors shall be 500,000 Shares.

4.2      Share Usage.

  General. Shares shall be charged against the total number of Shares available for Awards and the Annual Award Limits on the date of grant to the extent such Awards are denominated in Shares and on the date of settlement for any other Award which is settled in Shares; provided, however, that in the case of a Stock Appreciation Right granted in tandem with a Stock Option, only the number of Shares subject to the Stock Option shall be counted.

  Awards Not Settled in Shares. If all or a portion of an Award denominated in Shares is not settled in Shares, such Shares that are not actually issued and delivered to a Participant (or, if permitted by the Committee, to a Participant’s designated transferee) shall not be counted against the total number of Shares available for Awards but shall continue to be counted for purposes of the Annual Award Limits.

  Cancelled/Forfeited Awards.Any Shares related to Awards which terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of such Shares, are settled in cash in lieu of Shares, or are exchanged, prior to the issuance of Shares, for Awards not involving Shares shall be available again for grant under the Plan.

  Stock Options.To the extent the Committee permits the exercise price of any Stock Option (or related tax withholding) to be satisfied by tendering Shares to the Company (by either actual delivery or by attestation), only the number of Shares issued, net of the Shares tendered, if any, will be deemed delivered for purposes of determining the maximum number of Shares available for delivery under the Plan.

  Dividends or Dividend Equivalents.The maximum number of Shares available for issuance under the Plan shall not be reduced to reflect any dividends or Dividend Equivalents paid in respect of Awards made under the Plan that are settled or reinvested in Shares or additional Awards.

  Corporate Transactions. If the Committee authorizes the issuance or assumption under this Plan of awards granted under another plan in connection with any merger, consolidation, acquisition of property or stock, or reorganization, such authorization shall not reduce the maximum number of Shares available for issuance under this Plan; provided, however, that if any of the assumed awards are Incentive Stock Options such assumed Incentive Stock Options shall reduce the maximum number of Shares set forth in Section 4.1(b) that may be issued pursuant to the exercise of an Incentive Stock Option.

4.3     Annual Award Limits.      Unless and until the Committee determines that an Award to a Covered Employee is not intended to qualify as Performance-Based Compensation, the following limits (each an “Annual Award Limit” and collectively, “Annual Award Limits”) shall apply to grants of Awards under the Plan:

  Awards Denominated in Shares. The maximum number of Shares with respect to which any Awards denominated in Shares may be granted or measured to any Participant in any Plan Year shall be 6,074,969 Shares.

  Awards Denominated in Cash. The maximum amount of any Award denominated in Cash may be paid, credited or vested to any Participant in any Plan Year shall be 1 million dollars ($1,000,000).

4.4     Adjustments in Authorized Shares. In the event of any corporate event or transaction (including, but not limited to, a change in the Shares of the Company or the capitalization of the Company) such as a merger, consolidation, reorganization, recapitalization, separation, stock dividend, stock split, reverse stock split, split up, spin-off, combination of Shares, exchange of Shares, dividend in kind, or other like change in capital structure (other than normal cash dividends) to shareholders of the Company, or any similar corporate event or transaction, the Committee, in its sole discretion, to prevent dilution or enlargement of Participants’ rights under the Plan, shall determine whether and the extent to which it should substitute or adjust, as applicable, the number and kind of Shares that may be issued under the Plan or under particular forms of Awards, the number and kind of Shares subject to outstanding Awards, the exercise price or grant price applicable to outstanding Awards, the Annual Award Limits, and other value determinations applicable to outstanding Awards.

        The Committee, in its sole discretion, may also make appropriate adjustments in the terms of any Awards under the Plan to reflect or related to such changes and to modify any other terms of outstanding Awards, including modifications of performance goals and changes in the length of Performance Periods. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under the Plan.

        The Committee may authorize the issuance or assumption of awards granted under another plan in connection with any merger, consolidation, acquisition of property or stock or reorganization upon such terms and conditions as it may deem appropriate.

Article 5.    Stock Options

5.1     Grant of Stock Options.     The Committee is hereby authorized to grant Stock Options to Participants. Each Stock Option shall permit a Participant to purchase from the Company a stated number of Shares at an exercise price established by the Committee, subject to the terms and conditions described in this Article 5 and to such additional terms and conditions, as established by the Committee, in its sole discretion, that are consistent with the provisions of the Plan. Stock Options shall be designated as either Incentive Stock Options or Nonqualified Stock Options. Stock Options may be granted in tandem with Stock Appreciation Rights.

5.2     Stock Option Terms.       The exercise price per Share under a Stock Option shall be determined by the Committee at the time of grant.

5.3      Stock Option Term.      The term of each Stock Option shall be determined by the Committee at the time of grant.

5.4     Time of Exercise.      Stock Options granted under this Article 5 shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which terms and restrictions need not be the same for each grant or for each Participant.

5.5     Method of Exercise.      Stock Options granted under this Article 5 shall be exercised by the delivery of a notice of exercise to the Company or an agent designated by the Company in a form specified or accepted by the Committee, or by complying with any alternative procedures which may be authorized by the Committee, setting forth the number of Shares with respect to which the Stock Option is to be exercised, accompanied by full payment in cash for the Shares. The Committee may also designate other acceptable forms of payment, in its complete discretion.

5.6     Limitations on Incentive Stock Options.     Incentive Stock Options may be granted only to employees of the Company or of a “parent corporation” or “subsidiary corporation” (as such terms are defined in Section 424 of the Code) at the date of grant. The aggregate Fair Market Value (determined as of the time the Stock Option is granted) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year (under all plans of the Company and of any parent corporation or subsidiary corporation) shall not exceed one hundred thousand dollars ($100,000). For purposes of the preceding sentence, Incentive Stock Options will be taken into account in the order in which they are granted. The per-Share exercise price of an Incentive Stock Option shall not be less than one hundred percent (100%) of the Fair Market Value of a Share on the date of grant. No Incentive Stock Option may be exercised later than ten (10) years after the date it is granted.

5.7     Additional Limitations on Incentive Stock Options for Ten Percent Shareholders.     The per-Share exercise price of an Incentive Stock Option granted to a Ten Percent Shareholder shall not be less than one hundred ten percent (110%) of the Fair Market Value of a Share on the date of grant. No Incentive Stock Option granted to a Ten Percent Shareholder may be exercised later than five (5) years after the date it is granted.

Article 6.     Stock Appreciation Rights

6.1    Grant of Stock Appreciation Rights.     The Committee is hereby authorized to grant Stock Appreciation Rights to Participants, including a concurrent grant of Stock Appreciation Rights in tandem with any Stock Option. Subject to the terms of the Plan and any applicable Award Agreement, a Stock Appreciation Right granted under the Plan shall confer on the holder thereof a right to receive, upon exercise thereof, the excess of (a) the Fair Market Value of one Share on the date of exercise over (b) the grant price of the right as specified by the Committee on the date of the grant.

6.2     Terms of Stock Appreciation Right.     Subject to the terms of the Plan and any applicable Award Agreement, the grant price, term, methods of exercise, methods of settlement, and any other terms and conditions of any Stock Appreciation Right shall be as determined by the Committee. The Committee may impose such conditions or restrictions on the exercise of any Stock Appreciation Right as it may deem appropriate.

6.3     Tandem Stock Appreciation Rights and Stock Options.     Upon the exercise of all or a portion of a Stock Appreciation Right granted in tandem with a Stock Option, a Participant shall be required to forfeit the right to purchase an equivalent portion of the related Stock Option (and, when a Share is purchased under the related Stock Option, the Participant shall be required to forfeit an equivalent portion of the Stock Appreciation Right).

Article 7.     Restricted Stock and Restricted Stock Units

7.1     Grant of Restricted Stock or Restricted Stock Units.     The Committee is hereby authorized to grant Restricted Stock and Restricted Stock Units to Participants. Each Restricted Stock Unit shall represent one Share. Restricted Stock Units shall be credited to a notional account maintained by the Company. No Shares are actually awarded to the Participant in respect of Restricted Stock Units on the date of grant.

7.2     Terms of Restricted Stock or Restricted Stock Unit Awards.     Each Award Agreement evidencing a Restricted Stock or Restricted Stock Unit grant shall specify the terms of the period(s) of restriction, the number of Shares of Restricted Stock or the number of Restricted Stock Units granted, settlement dates and such other provisions as the Committee shall determine.

7.3     Performance Stock or Performance Units.     Restricted Stock and Restricted Stock Units, the grant of which or lapse of restrictions of which is based upon the achievement of performance goals over a performance period, shall be referred to as “Performance Stock” and “Performance Units,” respectively.

7.4     Voting Rights.     Unless otherwise determined by the Committee and set forth in a Participant’s Award Agreement, to the extent permitted or required by law, as determined by the Committee, Participants holding Shares of Restricted Stock granted hereunder shall have the right to exercise full voting rights with respect to those Shares during the period of restriction. A Participant shall have no voting rights with respect to any Restricted Stock Units granted hereunder.

7.5     Section 83(b) Election.     The Committee may provide in an Award Agreement that the Award of Restricted Stock is conditioned upon the Participant making or refraining from making an election with respect to the Award under Section 83(b) of the Code. If a Participant makes an election pursuant to Section 83(b) of the Code concerning a Restricted Stock Award, the Participant shall be required to file promptly a copy of such election with the Company.

Article 8.     Other Stock-Based Awards

        The Committee is hereby authorized to grant other types of equity-based or equity-related Awards not otherwise described by the terms of the Plan (including the grant or offer for sale of unrestricted Shares) to Participants in such amounts and subject to such terms and conditions as the Committee shall determine. Such Awards shall be referred to as “Other Stock-Based Awards.” Each such Other Stock-Based Award may involve the transfer of actual Shares to Participants or payment in cash or otherwise of amounts based on the value of Shares, and may include, without limitation, Awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States. Each Other Stock-Based Award shall be expressed in terms of Shares or units or an equivalent measurement based on Shares, as determined by the Committee.

Article 9.     Dividend Equivalents

        The Committee is hereby authorized to grant to Participants Dividend Equivalents based on the dividends declared on Shares that are subject to any Award. Dividend Equivalents shall be credited as of dividend payment dates during the period between the date the Award is granted and the date the Award is exercised, vested, expired, credited or paid. Such Dividend Equivalents shall be converted to cash, Shares or additional Awards by such formula and at such time and subject to such limitations as may be determined by the Committee.

        Dividend Equivalents granted with respect to any Stock Option or Stock Appreciation Right may be payable regardless of whether such Stock Option or Stock Appreciation Right is subsequently exercised.

Article 10.     Non-Employee Director Awards

        The Board of Directors or the Committee is hereby authorized to grant Awards to Non-Employee Directors, as it shall from time to time determine, including Awards granted in satisfaction of annual fees that are otherwise payable to Non-Employee Directors.

Article 11.     Cash-Based Awards

        The Committee is hereby authorized to grant Awards to Participants denominated in cash in such amounts and subject to such terms and conditions as the Committee may determine. Such Awards shall be referred to as “Cash-Based Awards.” Each such Cash-Based Award shall specify a payment amount or payment range as determined by the Committee.

Article 12.     Performance-Based Compensation

        The Committee is authorized to design any Award so that the amounts or Shares payable or distributed pursuant to such Award are treated as “qualified performance based compensation” within the meaning Section 162(m) of the Code and related regulations.

12.1     Performance Measures.     The granting, vesting, crediting and/or payment of Performance-Based Compensation shall be based on the achievement of performance goals based on one or more of the following performance measures: (a) net income (before or after taxes); (b) earnings per Share before or after taxes, interest, depreciation, and/or amortization; (c) net sales growth; (d) net operating profit; (e) return measures (including, but not limited to, return on assets, capital, invested capital, equity, or sales); (f) cash flow (including, but not limited to, operating cash flow, free cash flow, and cash flow return on capital); (g) gross or operating margins; (h) productivity ratios; (i) Share price (including, but not limited to, growth measures and total shareholder return); (j) expense targets; (k) operating efficiency; (l) customer satisfaction; (m) working capital targets; (n) economic value added or EVA® (net operating profit after tax minus the sum of capital multiplied by the cost of capital), (o) account growth, (p) service revenue, and (q) capital expenditures.

        Any performance measure may be (i) used to measure the performance of the Company and/or any of its Subsidiaries as a whole, any business unit thereof or any combination thereof or (ii) compared to the performance of a group of comparable companies, or a published or special index, in each case that the Committee, in its sole discretion, deems appropriate.

12.2     Establishment of Performance Goals for Covered Employees.     No later than ninety (90) days after the commencement of a performance period (but in no event after twenty-five percent (25%) of such performance period has elapsed), the Committee shall establish in writing: (a) the performance goals applicable to the performance period; (b) the performance measures to be used to measure the performance goals in terms of an objective formula or standard; (c) the method for computing the amount of compensation payable to the Participant if such performance goals are obtained; and (d) the Participants or class of Participants to which such performance goals apply.

12.3     Permitted Exclusions/Inclusions.     When establishing the performance goals, the Committee may provide in any Award to a Covered Employee that the evaluation of performance goals may include or exclude any of the following events that occurs during a performance period: (a) asset write-downs; (b) litigation or claim judgments or settlements; (c) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results; (d) any reorganization and restructuring programs; (e) acquisitions or divestitures; (f) foreign exchange gains and losses; and (g) Extraordinary Items.

12.4     Adjustment of Performance-Based Compensation.     Awards that are designed to qualify as Performance-Based Compensation may not be adjusted upward. The Committee shall retain the discretion to adjust such Awards downward, either on a formula or discretionary basis or any combination, as the Committee determines.

12.5     Certification of Performance.     No Award designed to qualify as Performance-Based Compensation shall be granted, vested, credited or paid, as applicable, with respect to any Participant until the Committee certifies in writing that the performance goals and any other material terms applicable to such performance period have been satisfied.

12.6     Reapproval of Performance Measures.     Performance measures listed in Section 12.1 may not be used in designing Awards intended to qualify as performance-based compensation after the first shareholder meeting that occurs in the fifth (5th) year following the year in which shareholder approval is first approved (or previously approved pursuant to this Section 12.6), unless shareholder approval of such performance measures is again obtained or applicable tax or securities laws change to provide otherwise.

Article 13.     Change of Control

        Upon the occurrence of a Change of Control, unless otherwise specifically prohibited under applicable laws or by the rules and regulations of any governing governmental agencies or national securities exchanges, or unless the Committee shall determine otherwise in the Award Agreement:

  Time Vested Awards. Awards, the vesting of which depends upon a participant’s continuation of service for a period of time, shall become fully vested and exercisable immediately prior to the consummation of the Change of Control; shall be distributed or paid to the participant not later than thirty (30) days following the date of the Change of Control in cash, Shares, other securities, or any combination, as determined by the Committee; and shall terminate as to any unexercised portion upon consummation of the Change of Control; provided, however, that if the Award is denominated in Shares, the amount distributed or paid shall equal the difference between the Fair Market Value of the Shares on the date of the Change of Control and, if applicable, the exercise price, grant price or unpaid purchase price as of the date of the Change of Control; and

  Performance-Based Awards. Awards, the vesting of which is based on achievement of performance criteria over a performance period, shall become fully vested and exercisable immediately prior to the consummation of the Change of Control; shall be deemed earned based on the target performance being attained for the performance period in which the Change of Control occurs; shall be distributed or paid to the participant no later than thirty (30) days following the date of the Change of Control pro rata based on the portion of the performance period elapsed on the date of the Change of Control in cash, Shares, other securities, or any combination, as determined by the Committee; and shall thereafter terminate and shall terminate as to any unexercised portion upon consummation; provided, however, that if the Award is denominated in Shares, the amount distributed or paid shall equal the difference between the Fair Market Value of the Shares on the date of the Change of Control and, if applicable, the exercise price, grant price or unpaid purchase price as of the date of the Change of Control.

Article 14.     Duration, Amendment, Modification, Suspension, and Termination

14.1     Duration of the Plan.     Unless sooner terminated as provided in Section 14.2, the Plan shall terminate on the tenth (10th) anniversary of the Effective Date.

14.2     Amendment, Modification, Suspension, and Termination of Plan.     The Board of Directors may, at any time and from time to time, alter, amend, modify, suspend, or terminate the Plan and any Award Agreement in whole or in part; provided, however, that, without the prior approval of the Company’s shareholders, Stock Options or Stock Appreciation Rights and any Other Stock Based Award that is not a Full Value Award which is issued under the Plan will not be repriced, replaced, or regranted through cancellation, or by lowering the exercise price or grant price of a previously granted Award, and no amendment of the Plan shall be made without shareholder approval if shareholder approval is required by law, regulation, or stock exchange rule. After the Plan is terminated in accordance with this Section 14.2, no Award may be granted but any Award previously granted shall remain outstanding in accordance with the terms and conditions of the Plan and the Award.

14.3     Amendment, Modification, Suspension, and Termination of Awards.     The Committee shall have the authority at any time and from time to time, to alter, amend, modify, suspend or terminate the terms and conditions of any Award; provided, however, that no such action shall adversely affect in any material way any Award previously granted under the Plan without the written consent of the Participant holding such Award.

14.4     Adjustment of Awards upon the Occurrence of Certain Unusual or Nonrecurring Events.     Subject to the limitations in Section 12.4 related to other Performance-Based Compensation, the Committee may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4.4) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent unintended dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under the Plan.

Article 15.     General Provisions

15.1     Settlement of Awards; No Fractional Shares.     Each Award Agreement shall establish the form in which the Award shall be settled. Awards (other than Stock Options and Restricted Stock) may be settled in cash, Shares, other securities, additional Awards or any combination, regardless of whether such Awards are originally denominated in cash or Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, Awards, other securities or other property shall be issued or paid in lieu of fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.

15.2     Tax Withholding.     The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, the minimum statutory amount to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of the Plan.

15.3     Share Withholding.     With respect to withholding required upon the exercise of Stock Options or Stock Appreciation Rights, upon the lapse of restrictions on Restricted Stock and Restricted Stock Units, upon the achievement of performance goals related to Performance Stock and Performance Units, or any other taxable event arising as a result of an Award granted hereunder, Participants may elect, subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax that could be imposed on the transaction.

15.4     Transferability of Awards.     Each Incentive Stock Option granted hereunder and, except as otherwise provided in a Participant’s Award Agreement or otherwise at any time by the Committee, each other Award granted under the Plan may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent or distribution and any attempt to enforce such a purported sale, transfer, pledge, alienation or hypothecation shall be void. Should the Committee permit transferability of an Award, it may do so on a general or a specific basis, and may impose conditions and limitations on any permitted transferability. An Incentive Stock Option may be exercised by a Participant only during his or her lifetime. Unless transferability is permitted, Nonqualified Stock Options and Stock Appreciation Rights may be exercised by a Participant only during his or her lifetime. If the Committee permits any Nonqualified Stock Option or Stock Appreciation Right to be transferred, references in the Plan to the exercise of a Stock Option or Stock Appreciation Right by the Participant or payment of any amount to the Participant shall be deemed to include the Participant’s transferee.

15.5     Termination of Service; Forfeiture Events.

  Termination of Service. Each Award Agreement shall specify the effect of a Participant’s termination of service with the Company and any of its Subsidiaries, including specifically whether the Participant’s rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture, or recoupment, in addition to the effect on any otherwise applicable vesting or performance conditions of an Award. Such provisions shall be determined in the Committee’s sole discretion, need not be uniform and may reflect distinctions based on the reasons for termination.

  Forfeiture Events. An Award Agreement may also specify other events that may cause a Participant’s rights, payments and benefits with respect to an Award to be subject to reduction, cancellation, forfeiture, or recoupment, or which may affect any otherwise applicable vesting or performance conditions of an Award.

15.6     Deferrals.     The Committee may permit or require a Participant to defer such Participant’s receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant by virtue of any Award.

15.7    Conditions and Restrictions on Shares.     The Committee may impose such other conditions or restrictions on any Shares received in connection with an Award as it may deem advisable or desirable. These restrictions may include, but shall not be limited to, a requirement that the Participant hold the Shares received for a specified period of time or a requirement that a Participant represent and warrant in writing that the Participant is acquiring the Shares for investment and without any present intention to sell or distribute such Shares. The certificates for Shares may include any legend which the Committee deems appropriate to reflect any conditions and restrictions applicable to such Shares.

15.8     Share Certificates.     If an Award provides for issuance of certificates to reflect the transfer of Shares, the transfer of such Shares may be effected on an uncertificated basis, to the extent not prohibited by applicable law or the rules of NASDAQ or any stock exchange on which the Shares are admitted to trading or listed. Shares issued in connection with Awards of Restricted Stock may, to the extent deemed appropriate by the Committee, be retained in the Company’s possession until such time as all conditions or restrictions applicable to such Shares have been satisfied or lapse.

15.9     Compliance with Law.     The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies, NASDAQ or stock exchanges on which the Shares are admitted to trading or listed, as may be required. The Company shall have no obligation to issue or deliver evidence of title for Shares issued under the Plan prior to:

  Obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and

  Completion of any registration or other qualification of the Shares under any applicable national, state or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable.

The restrictions contained in this Section 15.9 shall be in addition to any conditions or restrictions that the Committee may impose pursuant to Section 15.7. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

15.10     Rights as a Shareholder.     Except as otherwise provided herein, a Participant shall have none of the rights of a shareholder with respect to Shares covered by any Award until the Participant becomes the record holder of such Shares.

15.11     Awards to Non-U.S. Employees. To comply with the laws in other countries in which the Company or any of its Subsidiaries operates or has Employees, Directors, or Third Party Service Providers, the Committee, in its sole discretion, shall have the power and authority to:

  Determine which Subsidiaries shall be covered by the Plan;

  Determine which Employees, Directors and Third Party Service Providers outside the United States are eligible to participate in the Plan;

  Modify the terms and conditions of any Award granted to Employees, Directors and Third Party Service Providers outside the United States to comply with applicable foreign laws;

  Establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable. Any subplans and modifications to Plan terms and procedures established under this Section 15.11 by the Committee shall be attached to this Plan document as appendices; and

  Take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local government regulatory exemptions or approvals.

15.12     No Right to Continued Service.      Nothing in the Plan or an Award Agreement shall interfere with or limit in any way the right of the Company or any of its Subsidiaries to terminate any Participant’s employment or service at any time or for any reason not prohibited by law, nor confer upon any Participant any right to continue his or her employment or service for any specified period of time. Neither any Award nor any benefits arising under the Plan shall constitute an employment or consulting contract with the Company or any of its Subsidiaries and, accordingly, subject to Article 14 the Plan and the benefits hereunder may be terminated at any time in the sole and exclusive discretion of the Board of Directors or Committee, as applicable, without giving rise to any liability on the part of the Company or any of its Subsidiaries.

15.13     Beneficiary Designation.      Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his or her death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime. In the absence of any such designation, amounts due under the Plan remaining unpaid at the Participant’s death shall be paid to the Participant’s estate.

15.14     Other Compensation Plans or Arrangements.     The Committee shall have the authority to grant Awards as an alternative to or as the form of payment for grants or rights earned or due under other compensation plans or arrangements of the Company.

15.15     Gender and Number.     Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular, and the singular shall include the plural.

15.16      Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction, or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person, or Award, and the remainder of the Plan and any such Award shall remain in full force and effect.

15.17     Unfunded Plan.     Participants shall have no right, title, or interest whatsoever in or to any investments that the Company or any of its Subsidiaries may make to aid it in meeting its obligations under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant, beneficiary, legal representative, or any other person. To the extent that any person acquires a right to receive payments from the Company or any of its Subsidiaries under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company or a Subsidiary, as the case may be. All payments to be made hereunder shall be paid from the general funds of the Company or a Subsidiary, as the case may be, and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts. The Plan is not subject to the U.S. Employee Retirement Income Security Act of 1974, as amended from time to time.

15.18     Nonexclusivity of the Plan.     The adoption of the Plan shall not be construed as creating any limitations on the power of the Board of Directors or Committee to adopt such other compensation arrangements as it may deem desirable for any Participant.

15.19     No Constraint on Corporate Action.     Nothing in the Plan shall be construed to (a) limit, impair, or otherwise affect the Company’s or its Subsidiary’s right or power to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets, or (b) limit the right or power of the Company or its Subsidiary to take any action which such entity deems to be necessary or appropriate.

15.20     Successors.     All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business or assets of the Company.

15.21     Governing Law.     The Plan and each Award Agreement shall be governed by the laws of the State of Texas, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction.